UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

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PROPELL CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

305 San Anselmo Ave. Suite 300

San Anselmo, CA 94960

 (Address of Principal Executive Office) (Zip Code)

(415) 747-8775

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 30, 2011, Propell Corporation (“Propell”) and Edward L. Bernstein, Chief Executive Officer and President of Propell, entered into a new Employment Agreement between Propell and Mr. Bernstein dated June 30, 2011. The Employment Agreement is for a term of three years commencing on June 30, 2011 and provides that Mr. Bernstein will receive a salary of $175,000 per annum together with a bonus based upon achieving performance goals as set from time to time by the Board (which minimum bonus for the first twelve months of the agreement shall be $10,000 per quarter).  In addition, Mr. Bernstein was granted as of June 30, 2011 an option to purchase 1,500,000 share of common stock of Propell at the fair market value of the stock on June 30, 2011, of which 500,000 shares are exercisable immediately and the remaining 1,000,000 shares vest 1/36th per month for the remaining 36 months of the agreement.  The agreement can be terminated early (a) upon Mr. Bernstein’s death or disability (b) by Propell for “cause” (as defined in the agreement) (c) by Mr. Bernstein for “good reason” (as defined in the agreement) or (d) termination for other reasons. In the event of (a) a change of control of more than 50% of the ownership of Propell and Mr. Bernstein is terminated from his employment not for cause or he terminates his employment for ‘good reason” (b) Propell terminates Mr. Bernstein’s employment without cause or (c) Mr. Bernstein terminates his employment for “good reason” then Propell agreed to (i) pay Mr. Bernstein any accrued salary, bonus, vacation pay (ii) to pay Mr. Bernstein his salary and his pro rated guaranteed bonus for an additional 6 months (iii) accelerate his unvested options for one year ( and in the case of a change of control under clause (a) of this sentence, full acceleration) and grant a one year exercise period for such accelerated options or previously vested options and (iii) continue to pay for all benefits he currently receives under all plans for an additional year.

The Employment Agreements also contain additional provisions which are customary for executive employment agreements of this type. These include confidentiality, non-compete and non-solicitation provisions.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 3.02

Sale of Unregistered Securities

In accordance with the terms of his employment agreement, Mr. Bernstein is to be issued an option to purchase 1,500,000 shares of common stock.  The offer and sale of the foregoing securities was made solely to one “accredited investor” and in reliance upon and pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Propell and Edward J. Bernstein dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011	PROPELL CORPORATION

	By:	/s/ Edward Bernstein
	Name:	Edward Bernstein
	Title:	Chief Executive Officer